Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1) Registration Statement (Form S-3 ASR No. 333-194926) of McDermott International, Inc.,

2) Registration Statement (Form S-8 No. 333-159129) pertaining to the 2009 McDermott International, Inc. Long-Term Incentive Plan,

3) Registration Statement (Form S-8 No. 333-192029) pertaining to the McDermott International, Inc. Retention Restricted Stock Award Grant Agreement,

4) Registration Statement (Form S-8 No. 333-195772) pertaining to the 2014 McDermott International, Inc. Long-Term Incentive Plan, and

5) Registration Statement (Form S-8 No. 333-211028) pertaining to the 2016 McDermott International, Inc. Long-Term Incentive Plan.

of our reports dated February 20, 2018, with respect to the consolidated financial statements of Chicago Bridge & Iron Company N.V. and the effectiveness of internal control over financial reporting of Chicago Bridge & Iron Company N.V. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

May 10, 2018